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                                                                    Exhibit 10.5

                              ACCESS NATIONAL BANK
                             1999 STOCK OPTION PLAN

                                    ARTICLE I
                      ESTABLISHMENT, PURPOSE, AND DURATION

        1.1 Establishment of the Plan. Access National Bank, a national banking association (the "Company"), hereby establishes an incentive compensation plan for the Company and its subsidiaries to be known as the "Access National Bank 1999 Stock Option Plan", as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options and Non-Qualified Stock Options.

        The Plan was adopted by the Board of Directors of the Company on, and shall become effective as of, November 11, 1999 (the "Effective Date"), subject to the approval by vote of shareholders of the Company in accordance with applicable laws. Awards may be granted prior to shareholder approval of the Plan, but each such Award shall be subject to the approval of the Plan by the shareholders.

        1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company, including its Subsidiaries, in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent. The Plan is also intended to promote a greater identity of interest between Initial Directors and the Company's shareholders by increasing the Initial Directors' proprietary interest in the Company through receipt of Awards.

        1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Article X herein, until November 10, 2009 (the "Term"), at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.


                                   ARTICLE II
                                   DEFINITIONS

        2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

                (a) "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

                (b) "Award" means, individually or collectively, a grant under this Plan of Options.

                (c) "Award Date" or "Grant Date" means the date on which the grant of an Award is made under this Plan.

                (d) "Board" or "Board of Directors" means the Board of Directors of the Company, unless otherwise indicated.

                (e) "Change in Control" means the occurrence, after the Effective Date, of either an "Acquisition of Controlling Ownership" (as defined in clause (i) below), a "Change in the


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        Incumbent Board" (as defined in clause (ii) below), a "Business
        Combination" (as defined in clause (iii) below), or a "Liquidation or Dissolution" (as defined in clause (iv) below).

                        (i) "Acquisition of Controlling Ownership" means the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"). Notwithstanding the foregoing, for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control:

                                (A) any acquisition directly from the Company;

                                (B) any acquisition by the Company;

                                (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                                (D) any acquisition by any corporation pursuant to a transaction which complies with paragraphs (A), (B) and (C) of clause (iii) of this Section 2.1(e).

                        (ii) "Change in the Incumbent Board" means that individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board. For this purpose, any individual who becomes a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be thereupon considered a member of the Incumbent Board (with his predecessor thereafter ceasing to be a member), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

                        (iii) "Business Combination" means the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination") unless all of the following occur:

                                (A) all or substantially all of the individuals and entities who were the beneficial owners respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries, in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be,

                                (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more


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        of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and

                                (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board or were elected by such majority at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

                        (iv) "Liquidation or Dissolution" means the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                (g) "Committee" means the committee of the Board to administer the Plan pursuant to Article III herein, determined separately for the portion of the Plan pertaining to Awards to Employees (including any Initial Director Option Award to an Initial Director who is an Employee) and the portion of the Plan pertaining to Awards to Non-Employee Directors.

                                (A) The Committee for the portion of the Plan pertaining to Awards to Employees shall consist only of "non-employee directors" as defined in Rule l6b-3, as amended, under the Exchange
        Act or any similar or successor rule, and unless otherwise determined by the Board, the Committee for such portion of the Plan shall consist of all non-employee director members of the Board meeting the above requirements.

                                (B) The Committee for the portion of the Plan pertaining to Awards to Non-Employee Directors shall consist only of members of the Board, and unless otherwise determined by the Board, the Committee for such portion of the Plan shall consist of all of the members of the Board.

                (h) "Company" means Access National Bank or any successor thereto as provided in Article XII herein.

                (i) "Employee" means a common law employee of the Company or its Subsidiaries. Employee does not include Non-Employee Directors.

                (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                (k) "Fair Market Value" of a Share means the mean between the high and low sales price of the Stock on the relevant date if it is a trading date, or if not, on the most recent date on which the Stock was traded prior to such date, as reported by NASDAQ National Market System, or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

                (l) "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article VI or VII herein, which is designated as an Incentive Stock Option or ISO and is intended to meet the requirements of Section 422 of the Code.

                (m) "Initial Director" means a member of the Board on the first business day after the approval of the Plan by shareholders of the Company.


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                (n) "Initial Director Option" means an Option granted to an
        Initial Director under Article VII herein, which is not intended to be an Incentive Stock Option unless so designated in the case of an Initial Director who is an Employee.

                (o) "Non-Employee Director" means, with respect to Initial Director Options, an individual who is a member of the Board of the Company on the applicable Grant Date and who is not an Employee.

                (p) "Non-Qualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article VI or VII (except where designated as an Incentive Stock Option in the case of an Initial Director who is an Employee) herein, which is not intended to be an Incentive Stock Option.

                (q) "Option" means an Incentive Stock Option or a Non-Qualified Stock Option.

                (r) "Participant" means an Employee or Non-Employee Director who is granted an Award under the Plan.

                (s) "Person" shall have the meaning ascribed to such term in Section(3)(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

                (t) "Plan" means the Access National Bank 1999 Stock Option Plan, as described and as hereafter from time to time amended.

                (u) "Stock" or "Shares" means the common stock of the Company.

                (v) "Subsidiary" shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.


                                   ARTICLE III
                                 ADMINISTRATION

        3.1 The Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. Except as otherwise provided in Article VII, the express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers:
(i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan's administration; (v) to accelerate the exercisability of any Award; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

        3.2 Delegation of Certain Duties. The Committee may in its sole discretion delegate all or part of its duties and obligations to designated officer(s) to administer the Plan with respect to Awards to Employees who are not subject to Section 16 of Exchange Act.


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        3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

        3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

        3.5 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act. Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to officers and directors of the Company who are subject to
Section 16(b) of the Exchange Act (hereafter, "Section 16 Persons") shall comply with any applicable conditions of SEC Rule 16b-3 and (ii) every provision of the Plan shall be administered, interpreted and construed to carry out the foregoing provisions of this sentence and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.

        3.6 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee and the members of the Committee or their delegate shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.


                                   ARTICLE IV
                            STOCK SUBJECT TO THE PLAN

        4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 15,003. Except as provided in Sections 4.2 and 4.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

        4.2 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan (for which no material benefits of ownership have been received) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

        4.3 Delivery of Shares as Payment. In the event a Participant pays the Option Price for Shares pursuant to the exercise of an Option with previously acquired Shares, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of new Shares issued upon the exercise of the Option.

        4.4 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price (as hereinafter defined) and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.


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                                    ARTICLE V
                                   ELIGIBILITY

        Persons eligible to participate in the Plan include (i) all Employees who are selected for participation by the Committee in the case of discretionary Awards under the Plan pursuant to Article VI, and (ii) Initial Directors in the case of Awards of Initial Director Options under the Plan pursuant to Article VII.


                                   ARTICLE VI
                    DISCRETIONARY STOCK OPTIONS FOR EMPLOYEES

        6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) no Employee may be granted Options in any calendar year for more than 1,000 Shares (determined without regard to Options which may be granted pursuant to Article VII hereof) and (ii) that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulation thereunder (determined with regard to Options designated as ISOs which may be granted pursuant to Article VII hereof).

        6.2 Option Agreement. Each Option grant to an Employee shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. Unless otherwise provided in the Agreement pursuant to which they are received, one-third (1/3rd) of the Shares in each Option grant shall become exercisable on the first, second and third anniversaries of their Grant Date, provided however that, unless otherwise provided in the Agreement pursuant to which they are received, an Option shall be immediately exercisable upon a Change in Control. Unless otherwise provided in the Agreement pursuant to which they arc received, each such Award will be forfeited (whether or not then vested and exercisable) if the Employee to which awarded ceases to be an Employee. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code.

        6.3 Option Price. The exercise price per share of Stock ("Option Price") covered by an Option granted to an Employee shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. In addition, an ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.

        6.4 Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary date of its Award Date. In addition, no ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than


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10% of the total combined voting power of all classes of Stock of the Company, shall be exercisable later than the fifth (5th) anniversary date of its Award Date.

        6.5 Exercisability. Options granted to an Employee under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

        6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares which shall be deemed to include any arrangements approved by the Committee for the delivery to the Company of the proceeds of a sale or margin loan in the case of a "cashless" exercise. The Option Price shall be payable to the Company in full either in cash (including where approved by the Committee, the proceeds of a cashless exercise in the Committee's discretion), by delivery of Shares of Stock valued at Fair Market Value at the time of exercise (in the Committee's discretion), delivery of a promissory note (in the Committee's discretion) or by a combination of the foregoing. As soon as practicable after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

        6.7 Restrictions on Stock Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

        6.8 Nontransferability of Options. Except as specifically provided in an Agreement pursuant to 6.9 below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, and all Options granted under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

        6.9 Transferability of Certain Options. In addition to nontransferable Options, Non-Qualified Stock Options may be granted that are transferable during the lifetime of the Participant, provided that no consideration is paid for the transfer. The transferee of an Option shall be subject to all restrictions applicable to the Option prior to its transfer. The Agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Stock issued upon the exercise of any Option such limitations and conditions as the Committee deems appropriate.


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                                   ARTICLE VII
                          OPTIONS FOR INITIAL DIRECTORS

        7.1 Initial Director Options. On the later of the first business day after the Organizing Meeting of the shareholders of the Company (if the Plan is approved by the shareholders of the Company at that meeting), the first day on which the Bank is open for business or such later date as the Committee may determine, the following Options may be granted in consideration of the following persons' services rendered in the organization of the Bank and of future services to be rendered to the Bank:

                (a) Fixed Grants - All Initial Directors shall receive an Award of Initial Director Options which shall be Non-Qualified Stock Options in the case of Initial Directors who are Non-Employee Directors or ISOs (if the terms thereof qualify for treatment as an ISO and the Committee designates such Options as ISOs) and/or Non-Qualified Stock Options (as determined by the Committee) in the case of Initial Directors who are Employees for the following number of Shares:

                         Name                         Number of Shares

                   J. Randolph Babbitt                       300
                   Michael W. Clarke                         367
                   John W. Edgemond                          367
                   Thomas M. Kody                            317
                   Jerry W. Leonard                           38
                   Jacques Rebibo                            367
                   Robert C. Shoemaker                       350

                   Total                                   2,106

                (b) Discretionary Grants to Chief Executive Officer and/or Chief Credit Officer -- The Committee is authorized to grant at one time or from time to time one or more Awards of Initial Director Options for not more than 3,449 Shares in the aggregate to the person who is the Chief Executive Officer of the Company and a Director on the first business day after the Organizing Meeting of the shareholders of the Company and/or for not more than 2,448 Shares in the aggregate to the person who is the Chief Credit Officer of the Company and a Director on the first business day after the Organizing Meeting of the shareholders of the Company, which Options shall be ISOs (if the terms thereof qualify for treatment as an ISO and the Committee designates such Options as ISOs) and/or Non-Qualified Stock Options (as determined by the Committee).

        7.2 Option Agreement. Each Initial Director Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of Board service, and such other provisions as the Committee shall determine.

        7.3 Option Price. The Option Price of the Initial Director Options granted pursuant to this Article shall be $100.00 per share.

        7.4 Exercisability. One-third (1/3rd) of the Shares in each Initial Director Option Award granted pursuant to Section 7.1 shall become exercisable on the first, second and third anniversaries of their Grant Date, provided however that an Initial Director Option Award shall be immediately exercisable if the Initial Director's membership on the Board terminates on account of his death, his retirement in accordance with any Company policy on mandatory retirement for directors, his disability which in the view of the


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Committee prevents or materially impairs his ability to continue service on the
Board or his failure to be reelected after requesting to stand for reelection or upon a Change in Control.

        7.5 Forfeiture of Initial Director Options. An Initial Director Option which is not then exercisable (including, without limitation, Options granted to an Initial Director who is the Chief Executive Officer or the Chief Credit Officer of the Company pursuant to Section 7.1(b)) shall be forfeited if the Initial Director's membership on the Board ceases on account of his resignation, his failure to be reelected due to his unwillingness to stand for reelection or his removal for cause (as determined by the Committee).

        7.6 Duration of Initial Director Options. An Initial Director Option shall not be exercisable later than the seventh (7th) anniversary date of its Grant Date. Initial Director Options that are exercisable or that become exercisable upon the Initial Director's termination of membership on the Board will remain exercisable until the seventh (7th) anniversary of the Initial Director Option's Grant Date.

        7.7 Method of Exercise and Other Rules. An Initial Director Option may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Initial Director Option shall not affect the right to exercise the Initial Director Option from time to time in accordance with this Plan and the applicable Agreement with respect to the shares remaining subject to the Option. The provisions of Sections 6.6, 6.7, 6.8 and 6.9 shall be applicable to Initial Director Options.


                                  ARTICLE VIII
                                CHANGE IN CONTROL

        In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee (assuming the Agreement with respect to the Award does not already provide for such acceleration); (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

                                   ARTICLE IX
                 MODIFICATION, EXTENSION AND RENEWALS OF AWARDS

        Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a lower exercise price than the surrendered Awards, a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.


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                                    ARTICLE X
               AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN

        10.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

        10.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.4 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.


                                   ARTICLE XI
                                  WITHHOLDING

        11.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA or other employment tax obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

        11.2 Stock Withholding. With respect to withholding required upon the exercise of Non-Qualified Stock Options or upon the occurrence of any other similar taxable event, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.


                                   ARTICLE XII
                                   SUCCESSORS

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.


                                  ARTICLE XIII
                                     GENERAL

        13.1 Requirements of Law. The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

        13.2 Effect of Plan. The establishment of the Plan shall not confer upon any Employee any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Employee,


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


nor is it a contract between the Company or any of its Subsidiaries and any Employee. Participation in the Plan shall not give any Employee any right to be retained in the service of the Company or any of its Subsidiaries.

        13.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

        13.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the Commonwealth of Virginia and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

        13.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        13.6 Required Exercise or Forfeiture of Options by Regulators. All Options shall automatically be subject to exercise or forfeiture if the Company's capital falls below its minimum requirements, as determined by its state or federal primary regulator, and the Company's primary federal regulator so directs the Company to require such exercise or forfeiture.

Adopted by the Board of Directors:

November 11, 1999

646661 v2


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